AGREEMENT

AGREEMENT, dated as of March 18, 1987 between Henkel KgaA, organized under the laws of the Federal Republic of Germany (“Henkel”), and The Clorox Company, a Delaware corporation (“Clorox”).

WHEREAS, Henkel and Clorox are parties to an agreement dated June 18, 1981, as amended by an agreement dated as of July 16, 1986 (as so amended, the “1981 Agreement”).

WHEREAS, the relationship between Henkel and Clorox pursuant to the 1981 Agreement has been mutually beneficial and the parties wish to strengthen such relationship.

NOW, THEREFORE, Henkel and Clorox agree as follows:

1.  Paragraph 4 of the 1981 Agreement is hereby amended as set forth below (without affecting the remainder of the 1981 Agreement, including its incorporation by reference to the provisions of Section 4 of the Letter Agreement as of July 31, 1974, all of which remain in effect):

Each of the references in clauses (a) and (c) (ii) of Paragraph 4 to “25%” is hereby deleted and replaced by a reference to “30%”.

Henkel and Clorox shall as promptly as practicable make or cause to be made all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 so as to permit Henkel to acquire more than 25% of the outstanding common stock of Clorox and shall each use its best efforts to seek early termination of the applicable waiting periods and to furnish or cause to be furnished promptly any additional information required or duly requested pursuant to such Act.

H E N K E L K G a A		THE CLOROX COMPANY

/s/ Prof. Sihler	/s/ Dr. Winkhaus	By: /s/ C. R. Weaver, C. R. Weaver, Chairman and C.E.O.

By: /s/ E/ A/ Cutter E. A. Cutter, Vice President – General Counsel